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Exhibit 8.1

McDermott, Will & Emery Letterhead

January 23, 2004

North American Scientific, Inc.
20200 Sunburst Street
Chatsworth, CA 91311

  Re:
  North American Scientific, Inc./NOMOS Corporation

Gentlemen:

        You have requested our opinion as to certain Federal income tax consequences of the merger (the "Merger") of NOMOS Corporation, a Delaware corporation ("NOMOS"), with and into AM Capital I, Inc., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of North American Scientific, Inc., a Delaware corporation ("NASI"), with and into NOMOS Corporation, a Delaware corporation ("NOMOS"), pursuant to the Agreement and Plan of Merger, dated as of October 26, 2003, as amended by that First Amendment to Agreement and Plan of Merger, dated as of November 25, 2003, among NASI, Merger Sub, and NOMOS (referred to herein as the "Agreement"). The merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of NASI, which includes the joint proxy statement/prospectus relating to the Merger as amended by Amendment No. 1 thereto as filed with the Securities and Exchange Commission (the "Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used but not defined herein are used herein as defined in the Agreement.

        In formulating our opinion, we have examined the Agreement, the Registration Statement and such other documents as we deem relevant for purposes of this opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus, (ii) the statements concerning the Merger set forth in the Agreement or the Prospectus are accurate and complete and (iii) the representations made to us by NASI and NOMOS in connection with the Merger are accurate.

        Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger," subject to the limitations and qualifications described herein, as it relates to statements of law or legal conclusions represents an opinion with respect to such statements of law or legal conclusions. Because this opinion is being delivered prior to the consummation of the proposed transactions described in the Registration Statement, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect might be adversely affected and may not be relied upon.

        This opinion relates solely to the Federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law. Furthermore, our opinion is based on current Federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the date hereof in Federal income tax law or administrative practice that may affect our opinion.

        This opinion is being furnished only to you, solely for your benefit in connection with the Merger and NASI's filing of the Registration Statement, and this opinion is not to be used, relied upon, circulated, quoted or otherwise referred to for any other purpose.

        We hereby consent to the references to our firm under the caption "Material U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,
/s/ McDermott, Will & Emery

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  Exhibit 8.1